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Exhibit 99.1

PART I. FINANCIAL INFORMATION

ITEM I.    FINANCIAL STATEMENTS

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN MILLIONS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 26, 2010	June 28, 2009	June 26, 2010	June 28, 2009
Sales	$1,282.6	$1,160.4	$2,229.6	$1,984.6
Excise taxes	(399.3)	(361.5)	(685.3)	(626.7)

Net sales	883.3	798.9	1,544.3	1,357.9
Cost of goods sold	(474.8)	(432.6)	(879.2)	(778.7)

Gross profit	408.5	366.3	665.1	579.2
Marketing, general and administrative expenses	(261.2)	(230.0)	(498.7)	(412.6)
Special items, net	(15.8)	(7.1)	(18.4)	(17.3)
Equity income in MillerCoors	163.6	134.1	254.6	231.2

Operating income	295.1	263.3	402.6	380.5
Interest expense, net	(25.4)	(19.9)	(49.8)	(39.8)
Other income (expense), net	21.4	(8.3)	12.8	(26.8)

Income from continuing operations before income taxes	291.1	235.1	365.6	313.9
Income tax expense	(52.2)	(47.3)	(63.9)	(46.0)

Income from continuing operations	238.9	187.8	301.7	267.9
(Loss) income from discontinued operations, net of tax	(0.6)	—	42.0	(3.9)

Net income	238.3	187.8	343.7	264.0
Less: Net income attributable to noncontrolling interests	(1.1)	(0.5)	(1.9)	(1.0)

Net income attributable to Molson Coors Brewing Company	$237.2	$187.3	$341.8	$263.0

Basic income (loss) attributable to Molson Coors Brewing Company per share:
From continuing operations	$1.28	$1.02	$1.61	$1.45
From discontinued operations	—	—	0.23	(0.02)

Basic net income per share	$1.28	$1.02	$1.84	$1.43

Diluted income (loss) attributable to Molson Coors Brewing Company per share:
From continuing operations	$1.27	$1.01	$1.60	$1.44
From discontinued operations	—	—	0.23	(0.02)

Diluted net income per share	$1.27	$1.01	$1.83	$1.42

Weighted average shares—basic	185.7	184.2	185.6	184.0
Weighted average shares—diluted	187.4	185.4	187.2	185.2
Amounts attributable to Molson Coors Brewing Company
Income from continuing operations, net of tax	$237.8	$187.3	$299.8	$266.9
(Loss) income from discontinued operations, net of tax	(0.6)	—	42.0	(3.9)

Net income attributable to Molson Coors Brewing Company	$237.2	$187.3	$341.8	$263.0

See notes to unaudited condensed consolidated financial statements.

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN MILLIONS)

(UNAUDITED)

	As of
	June 26, 2010	December 26, 2009
Assets
Current assets:
Cash and cash equivalents	$798.6	$734.2
Accounts receivable, net	610.1	566.7
Other receivables, net	174.4	150.5
Inventories:
Finished, net	119.8	111.1
In process	17.4	18.3
Raw materials	35.2	43.6
Packaging materials, net	61.3	63.2

Total inventories, net	233.7	236.2
Other assets, net	104.7	65.3
Discontinued operations	2.0	9.9

Total current assets	1,923.5	1,762.8
Properties, net	1,240.0	1,292.5
Goodwill	1,442.7	1,475.0
Other intangibles, net	4,547.6	4,534.7
Investment in MillerCoors	2,652.0	2,613.6
Deferred tax assets	149.2	177.9
Notes receivable, net	42.0	48.7
Other assets	110.4	115.9

Total assets	$12,107.4	$12,021.1

See notes to unaudited condensed consolidated financial statements.

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (Continued)

(IN MILLIONS, EXCEPT PAR VALUE)

(UNAUDITED)

	As of
	June 26, 2010	December 26, 2009
Liabilities and equity
Current liabilities:
Accounts payable	$178.4	$210.3
Accrued expenses and other liabilities	893.6	745.0
Deferred tax liabilities	179.5	167.1
Current portion of long-term debt and short-term borrowings	300.0	300.3
Discontinued operations	16.3	158.2

Total current liabilities	1,567.8	1,580.9
Long-term debt	1,433.3	1,412.7
Pension and post-retirement benefits	795.2	823.8
Derivative hedging instruments	376.4	374.2
Deferred tax liabilities	442.0	468.0
Unrecognized tax benefits	65.8	65.0
Other liabilities	88.0	185.0
Discontinued operations	18.6	18.7

Total liabilities	4,787.1	4,928.3
Commitments and contingencies (Note 15)	—	—
Molson Coors Brewing Company stockholders' equity
Capital stock:
Preferred stock, non-voting, no par value (authorized: 25.0 shares; none issued)	—	—
Class A common stock, voting, $0.01 par value per share (authorized: 500.0 shares; issued and outstanding: 2.6 shares and 2.6 shares at June 26, 2010 and December 26, 2009, respectively)	—	—
Class B common stock, non-voting, $0.01 par value per share (authorized: 500.0 shares; issued and outstanding: 160.8 shares and 159.4 shares at June 26, 2010 and December 26, 2009, respectively)	1.6	1.6
Class A exchangeable shares, no par value (issued and outstanding: 3.1 shares and 3.2 shares at June 26, 2010 and December 26, 2009, respectively)	115.0	119.1
Class B exchangeable shares, no par value (issued and outstanding: 19.4 shares and 20.2 shares at June 26, 2010 and December 26, 2009, respectively)	728.7	761.8
Paid-in capital	3,498.0	3,441.5
Retained earnings	2,978.7	2,734.9
Accumulated other comprehensive (loss) income	(15.9)	20.7

Total Molson Coors Brewing Company stockholders' equity	7,306.1	7,079.6
Noncontrolling interests	14.2	13.2

Total equity	7,320.3	7,092.8

Total liabilities and equity	$12,107.4	$12,021.1

See notes to unaudited condensed consolidated financial statements.

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN MILLIONS)

(UNAUDITED)

	Twenty-Six Weeks Ended
	June 26, 2010	June 28, 2009
Cash flows from operating activities:
Net income	$343.7	$264.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	92.0	88.8
Share-based compensation	15.6	11.1
Loss on sale and impairment of properties and intangibles	13.7	—
Deferred income taxes	21.8	62.1
Equity income in MillerCoors	(254.6)	(231.2)
Distributions from MillerCoors	254.6	250.3
Equity in net income of other unconsolidated affiliates	(5.9)	(0.1)
Distributions from other unconsolidated affiliates	10.1	2.6
Excess tax benefits from share-based compensation	(0.6)	(15.3)
Change in current assets and liabilities and other	(52.8)	(83.7)
(Gain) loss from discontinued operations	(42.0)	3.9

Net cash provided by operating activities	395.6	352.5

Cash flows from investing activities:
Additions to properties	(51.4)	(45.2)
Proceeds from sales of properties and intangible assets	2.0	2.6
Acquisition of business	—	(19.6)
Cash placed in escrow for acquisition	(34.2)	—
Payment on discontinued operations	(96.0)	—
Investment in MillerCoors	(623.7)	(212.1)
Return of capital from MillerCoors	569.3	92.8
Deconsolidation of Brewers' Retail, Inc.	—	(26.1)
Investment in and advances to an unconsolidated affiliate	(1.6)	(5.3)
Trade loan repayments from customers	8.3	9.6
Trade loans advanced to customers	(5.0)	(7.0)

Net cash used in investing activities	(232.3)	(210.3)

Cash flows from financing activities:
Exercise of stock options under equity compensation plans	7.1	13.4
Excess tax benefits from share-based compensation	0.6	15.3
Dividends paid	(96.7)	(81.4)
Dividends paid to noncontrolling interests holders	(0.9)	—
Payments on long-term debt and capital lease obligations	—	(0.2)
Proceeds from short-term borrowings	3.1	10.0
Payments on short-term borrowings	(8.1)	(10.1)
Change in overdraft balances and other	(3.1)	(9.0)

Net cash used in financing activities	(98.0)	(62.0)

Cash and cash equivalents:
Net increase in cash and cash equivalents	65.3	80.2
Effect of foreign exchange rate changes on cash and cash equivalents	(0.9)	(0.2)
Balance at beginning of year	734.2	216.2

Balance at end of period	$798.6	$296.2

See notes to unaudited condensed consolidated financial statements.

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 26, 2010

1. BASIS OF PRESENTATION

        Unless otherwise noted in this report, any description of "we", "us" or "our" includes Molson Coors Brewing Company ("MCBC" or the "Company"), principally a holding company, and its operating subsidiaries: MillerCoors LLC ("MillerCoors") which is accounted for by us under the equity method of accounting, Molson Coors Brewing Company (UK) Limited ("MCBC-UK"), Molson Coors Canada ("MCC") and our other operating entities as further described in Note 1 of the Notes to the Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 26, 2009 ("Annual Report").

        Unless otherwise indicated, information in this report is presented in U.S. dollars ("USD" or "$").

        The accompanying unaudited condensed consolidated interim financial statements reflect all adjustments which are necessary for a fair statement of the financial position, results of operations and cash flows for the periods presented in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). Such unaudited interim financial statements have been prepared in accordance with the instructions to Form 10-Q pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations.

        These unaudited condensed consolidated interim financial statements should be read in conjunction with our Annual Report and have been prepared on a consistent basis with the accounting policies described in Note 1 of the Notes to the Audited Consolidated Financial Statements included in the Annual Report. The results of operations for the thirteen and twenty-six week periods ended June 26, 2010, are not necessarily indicative of the results that may be achieved for the full fiscal year. Certain prior period amounts have been reclassified to conform to current period presentation.

        MCBC follows a 52/53 week fiscal reporting calendar. The second fiscal quarters of 2010 and 2009 consisted of thirteen weeks ended on June 26, 2010 and June 28, 2009, respectively. The first half of 2010 and 2009 consisted of twenty-six weeks ended on June 26, 2010 and June 28, 2009, respectively. Fiscal year 2010 consists of 52 weeks ending on December 25, 2010 and fiscal year 2009 consisted of 52 weeks ended December 26, 2009.

        Brewers' Retail, Inc. ("BRI"), a consolidated subsidiary through February 28, 2009, and subsequently accounted for under the equity method of accounting reports results one month in arrears in the accompanying unaudited condensed interim consolidated financial statements.

        MillerCoors follows a monthly reporting calendar. The second quarter and first half of 2010 and 2009 consisted of three and six months ended June 30, 2010 and June 30, 2009, respectively.

2. NEW ACCOUNTING PRONOUNCEMENTS

Adoption of New Accounting Pronouncements

Consolidation of Variable Interest Entities

        In June 2009, the Financial Accounting Standards Board ("FASB") issued authoritative guidance related to the consolidation of variable interest entities, which requires an enterprise to determine whether its variable interests give it a controlling financial interest. The primary beneficiary of a variable interest entity is the enterprise that has both (1) the power to direct the activities of a variable interest entity that most significantly impact the entity's economic performance, and (2) the obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity. This amendment also requires ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity requiring consolidation. The guidance was effective for our first

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 26, 2010

2. NEW ACCOUNTING PRONOUNCEMENTS (Continued)

quarter ended March 27, 2010. The adoption of this guidance did not impact our financial results. See also Note 4, "INVESTMENTS" for further disclosure of our variable interest entities.

3. SEGMENT REPORTING

        Our reportable segments consist of Canada, the United States ("U.S.") and the United Kingdom ("U.K.") and our non-reportable segment and other business activities include Molson Coors International ("MCI") and Corporate.

        The following table sets forth net sales by segment:

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 26, 2010	June 28, 2009	June 26, 2010	June 28, 2009
	(In millions)
Canada	$541.8	$471.0	$932.0	$795.7
U.K.	320.5	309.7	575.5	529.1
MCI and Corporate	21.0	18.2	36.8	33.1

Consolidated	$883.3	$798.9	$1,544.3	$1,357.9

        Across each of our segments, no single customer accounted for more than 10% of our sales. Net sales represent sales to third party external customers and affiliates. Unless otherwise disclosed, intersegment revenues are insignificant and eliminated in consolidation.

        The following table sets forth income (loss) from continuing operations before income taxes by segment:

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 26, 2010	June 28, 2009	June 26, 2010	June 28, 2009
	(In millions)
Canada	$131.9	$136.4	$186.2	$186.4
U.S.	163.6	134.1	254.6	231.2
U.K.	32.0	30.0	33.5	32.6
MCI and Corporate	(36.4)	(65.4)	(108.7)	(136.3)

Consolidated	$291.1	$235.1	$365.6	$313.9

        The following table sets forth total assets by segment:

	As of
	June 26, 2010	December 26, 2009
	(In millions)
Canada	$6,465.0	$6,402.0
U.S.	2,652.1	2,613.6
U.K.	2,257.7	2,359.8
MCI and Corporate	730.6	635.8
Discontinued operations	2.0	9.9

Total assets	$12,107.4	$12,021.1

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 26, 2010

4. INVESTMENTS

        The investments included within this Note include both equity method and consolidated investments. Those entities identified as variable interest entities ("VIE's") have been evaluated to determine whether we are the primary beneficiary. The VIE's included under Equity Investments are those for which we have concluded that we are not the primary beneficiary and accordingly account for those investments under the equity method of accounting. The VIE's included under Consolidated Investments are those for which we have concluded that we are the primary beneficiary and accordingly consolidate those entities. We have not provided any financial support to any of our VIE's during the quarter that we were not previously contractually obligated to provide.

        Authoritative guidance related to the consolidation of VIE's requires that we continually reassess whether we are the primary beneficiary of VIE's in which we have an interest. As such, the conclusion regarding the primary beneficiary status is subject to change and we continually evaluate circumstances that could require consolidation or deconsolidation.

Equity Investments

MillerCoors

        Summarized financial information for MillerCoors is as follows:

Condensed balance sheets

	As of
	June 30, 2010	December 31, 2009
	(In millions)
Current assets	$1,050.4	$808.5
Noncurrent assets	8,868.0	9,025.0

Total assets	$9,918.4	$9,833.5

Current liabilities	$903.2	$885.4
Noncurrent liabilities	1,231.0	1,278.4

Total liabilities	2,134.2	2,163.8
Noncontrolling interests	30.7	28.1
Interest attributable to shareholders'	7,753.5	7,641.6

Total liabilities and equity	$9,918.4	$9,833.5

Results of operations

	For the Three Months Ended		For the Six Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
	(In millions)
Net sales	$2,134.1	$2,136.7	$3,835.0	$3,852.6
Cost of goods sold	(1,284.8)	(1,302.3)	(2,363.4)	(2,352.2)

Gross profit	$849.3	$834.4	$1,471.6	$1,500.4
Operating income	$396.8	$313.4	$609.3	$527.2
Net income attributable to MillerCoors	$391.2	$304.9	$599.8	$510.9

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 26, 2010

4. INVESTMENTS (Continued)

        The following represents MCBC's proportional share in net income attributable to MillerCoors reported under the equity method:

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 26, 2010	June 28, 2009	June 26, 2010	June 28, 2009
	(In millions, except percentages)
Net income attributable to MillerCoors	$391.2	$304.9	$599.8	$510.9
MCBC economic interest	42%	42%	42%	42%

MCBC proportionate share of MillerCoors net income	164.3	128.1	251.9	214.6
MillerCoors accounting policy elections(1)	—	—	—	7.3
Amortization of the difference between MCBC contributed cost basis and proportional share of the underlying equity in net assets of MillerCoors(2)	(0.6)	3.9	1.9	6.9
Share-based compensation adjustment(3)	(0.1)	2.1	0.8	2.4

Equity income in MillerCoors	$163.6	$134.1	$254.6	$231.2

(1)
MillerCoors made its initial accounting policy elections upon formation, impacting certain asset and liability balances contributed by MCBC. Our investment basis in MillerCoors is based upon the book value of the net assets we contributed. These adjustments reflect the favorable impact to our investment as a result of the differences resulting from accounting policy elections, the most significant of which was MillerCoors' election to value contributed Coors Brewing Company ("CBC") inventories using the first in, first out (FIFO) method, rather than the last in, first out (LIFO) method, which had previously been applied. This adjustment has been phased in over the expected turnover of the related inventories; which was concluded in the first quarter of 2009.

(2)
Our net investment in MillerCoors is based on the carrying values of the net assets we contributed to the joint venture which is less than our proportional share of underlying equity (42%) of MillerCoors (contributed by both CBC and Miller Brewing Company) by approximately $629 million. This difference is being amortized as additional equity income over the remaining useful lives of long-lived assets giving rise to the difference. For non-depreciable assets, such as goodwill, no adjustment is being recorded. This also includes the impact of impairments and other adjustments occurring since formation that change this basis difference.

(3)
The net adjustment is to record all stock-based compensation associated with pre-existing equity awards to be settled in MCBC Class B common stock held by former CBC employees now employed by MillerCoors and to eliminate all stock-based compensation impacts related to pre-existing SABMiller plc equity awards held by former Miller Brewing Company employees now employed by MillerCoors.

        During the thirteen weeks ended June 26, 2010, we had $10.7 million of sales of beer to MillerCoors and $2.2 million of purchases of beer from MillerCoors. During the thirteen weeks ended June 28, 2009, we had $11.2 million of sales of beer to MillerCoors and $1.9 million of purchases of beer from MillerCoors.

        For the twenty-six weeks ended June 26, 2010, we had $19.2 million of sales of beer to MillerCoors and $4.2 million of purchases of beer from MillerCoors. During the twenty-six weeks ended June 28, 2009, we had $21.2 million of sales of beer to MillerCoors and $4.3 million of purchases of beer from MillerCoors.

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 26, 2010

4. INVESTMENTS (Continued)

        During the thirteen weeks ended June 26, 2010, we recorded $1.5 million of service agreement and other charges to MillerCoors and $0.6 million of service agreement costs from MillerCoors. For the thirteen weeks ended June 28, 2009, we recorded $2.7 million of service agreement and other charges to MillerCoors and $0.4 million of service agreement costs from MillerCoors.

        For the twenty-six weeks ended June 26, 2010, we recorded $2.3 million of service agreement and other charges to MillerCoors and $1.0 million of service agreement costs from MillerCoors. For the twenty-six weeks ended June 28, 2009, we recorded $6.3 million of service agreement and other charges to MillerCoors and $0.7 million of service agreement costs from MillerCoors.

        As of June 26, 2010 and December 26, 2009, we had $4.9 million and $5.4 million net receivables due from MillerCoors, included within Accounts receivable, net, related to the activities mentioned above.

Brewers' Retail Inc. and Brewers' Distribution Ltd.

        BRI, a VIE, is the beer distribution and retail network for the Ontario region of Canada, owned by MCC, Labatt and Sleeman brewers. BRI operates on a break-even basis. MCBC had historically consolidated BRI as its primary beneficiary. Acquisition activity by another BRI owner caused our variable interest to decrease to a level indicating that we are no longer the primary beneficiary. As a result, we deconsolidated BRI from our financial statements beginning the first quarter of 2009 and applied the equity method of accounting prospectively.

        Brewers' Distributor Ltd. ("BDL"), our equity method joint venture, is a distribution operation owned by MCC and Labatt and pursuant to an operating agreement acts as an agent for the distribution of their and other brewers' products in western provinces of Canada. The owners share 50%/50% voting control.

        We are exposed to the risk of funding requirements related to the defined benefit plans of BRI and BDL, as a result of potential changes in the fair value of the respective plans' assets and liabilities. Specifically, the fair value of each variable interest entity's plan assets can fluctuate due to changes in the market value of the investments held by the respective plans, and the respective plan liabilities can fluctuate due to changes in discount rates and other actuarial assumptions. These fluctuations would result in a change in the respective plan's funded status and thereby the required contributions of BRI and BDL. Although we are exposed to these changes, we currently expect BRI and BDL to continue to meet the current and future plan funding requirements.

Consolidated Investments

        The following summarizes the assets of our consolidated VIEs (including noncontrolling interests). The amounts below exclude receivables from the Company. None of our consolidated VIEs held debt as of June 26, 2010 or December 26, 2009.

	As of
	June 26, 2010	December 26, 2009
	(In millions)
Grolsch	$17.7	$22.7
Cobra	$31.2	$32.3

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 26, 2010

4. INVESTMENTS (Continued)

        The following summarizes the results of operations of our consolidated VIEs (including noncontrolling interests).

	For the Thirteen Weeks Ended				For the Twenty-Six Weeks Ended
	June 26, 2010		June 28, 2009		June 26, 2010		June 28, 2009
	Revenues	Pre-tax income	Revenues	Pre-tax income	Revenues	Pre-tax income	Revenues	Pre-tax income
	(In millions)
BRI(1)	$—	$—	$—	$—	$—	$—	$40.4	$—
Grolsch(2)	$9.0	$1.3	$9.5	$1.4	$15.7	$2.3	$17.3	$2.8
Cobra	$8.6	$1.9	$2.3	$0.4	$17.9	$3.3	$2.3	$0.4

(1)
The revenues shown for BRI are for the first two months of 2009 as BRI was deconsolidated as of February 28, 2009.

(2)
Substantially all such sales for Grolsch are made to the Company and as such, are eliminated in consolidation.

        As discussed in the Annual Report, during the fourth quarter of 2009, our subsidiary Creemore Springs entered into an agreement to acquire Granville Island Brewing Company, Ltd. and Mainland Beverage Distribution Ltd (collectively, "Granville Island"). As anticipated, we completed this acquisition and acquired 100% of the outstanding stock during the second quarter of 2010. As a result, Granville Island is no longer classified as a variable interest entity. We continue to consolidate the results and financial position of Granville Island, and it is reported within our Canada operating segment.

5. SHARE-BASED PAYMENTS

        During the first two quarters of 2010 and 2009, we recognized share-based compensation related to the following Class B Common Stock awards to certain directors, officers, and other eligible employees, pursuant to the Molson Coors Brewing Company Incentive Compensation Plan ("Incentive Compensation Plan"): restricted stock units ("RSU"), deferred stock units ("DSU"), performance units ("PU"), performance share units ("PSU"), stock options, and stock-only stock appreciation rights ("SOSAR").

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 26, 2010

5. SHARE-BASED PAYMENTS (Continued)

        The following table summarizes components of the share-based compensation recorded as expense:

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 26, 2010	June 28, 2009	June 26, 2010	June 28, 2009
	(In millions)		(In millions)
Stock options and SOSARs
Pre-tax compensation expense	$0.9	$3.6	$4.7	$4.6
Tax benefit	(0.2)	(1.2)	(1.3)	(1.4)

After-tax compensation expense	$0.7	$2.4	$3.4	$3.2

RSUs and DSUs
Pre-tax compensation expense	$4.3	$4.0	$8.3	$6.9
Tax benefit	(1.1)	(1.1)	(2.2)	(1.9)

After-tax compensation expense	$3.2	$2.9	$6.1	$5.0

PUs and PSUs
Pre-tax compensation expense	$2.3	$0.9	$3.7	$0.9
Tax benefit	(0.6)	(0.2)	(0.9)	(0.2)

After-tax compensation expense	$1.7	$0.7	$2.8	$0.7

Total after-tax compensation expense	$5.6	$6.0	$12.3	$8.9

        During the first half of 2010, we granted 0.7 million stock options, 0.2 million RSUs and 0.7 million PUs, all of which were outstanding as of June 26, 2010.

        The mark-to-market stock-based compensation expense before tax, related to MCBC share-based awards granted to former CBC employees now employed by MillerCoors, recorded during the thirteen and twenty-six weeks ended June 26, 2010, was $0.7 million and $1.1 million, respectively. For the thirteen and twenty-six weeks ended June 28, 2009, the amounts were $1.3 million. These amounts are included in the table above.

        As of June 26, 2010, there was $39.7 million of total unrecognized compensation expense related to non-vested shares from share-based compensation arrangements granted under the plans. This compensation expense is expected to be recognized over a weighted-average period of approximately 1.8 years. During the twenty-six weeks ended June 26, 2010, cash received from stock option exercises was $7.1 million and the total tax benefit to be realized for the tax deductions from these option exercises was $0.6 million.

        As of June 26, 2010, there were 4.6 million shares of our Class B Common Stock available for the issuance of stock options, SOSARs, RSUs, DSUs, PUs and PSUs.

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 26, 2010

5. SHARE-BASED PAYMENTS (Continued)

        The following table represents the summary of stock options and SOSARs outstanding as of June 26, 2010, and the activity during the first twenty-six weeks ended June 26, 2010:

	Outstanding options	Weighted-average exercise price per share	Weighted-average remaining contractual life (years)	Aggregate intrinsic value
	(In millions, except per share amounts and years)
Outstanding as of December 26, 2009	7.4	$37.00	4.94	$64.0
Granted	0.7	$43.25
Exercised	(0.2)	$35.25
Forfeited	(0.1)	$47.43

Outstanding as of June 26, 2010	7.8	$37.58	5.00	$54.2

Excercisable at June 26, 2010	6.8	$36.02	4.13	$56.7

        The total intrinsic value of options exercised during the twenty-six weeks ended June 26, 2010, and June 28, 2009, was $2.2 million and $5.2 million, respectively.

        The following table represents non-vested RSUs, PUs and DSUs as of June 26, 2010, and the activity during the first twenty-six weeks ended June 26, 2010:

	Units	Weighted-average grant date fair value per unit
	(In millions, except per unit amounts)
Non-vested as of December 26, 2009	3.2	$16.60
Granted	1.0	$19.49
Vested	(0.9)	$13.17
Forfeited	(0.1)	$22.63

Non-vested as of June 26, 2010	3.2	$18.30

        The fair values of each option granted in the first half of 2010 and 2009, respectively, were determined on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	For the Twenty-Six Weeks Ended(1)
	June 26, 2010	June 28, 2009
Risk-free interest rate	2.95%	2.46%
Dividend yield	2.22%	2.28%
Volatility range	27.2% - 29.5%	28.7% - 28.9%
Weighted-average volatility	27.86%	28.88%
Expected term (years)	5.0 - 7.0	5.0 - 7.0
Weighted-average fair market value	$10.95	$10.33

(1)
Values primarily relate to options granted during the annual grant which occurred in the first quarter of 2010 and the second quarter of 2009.

        The valuation of stock options is a significant accounting estimate which requires us to use judgments and assumptions that are likely to have a material impact on our financial statements. Annually, we make assumptions regarding future stock price volatility, employee exercise behavior, and

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 26, 2010

5. SHARE-BASED PAYMENTS (Continued)

dividend yield. We estimate our future stock price volatility using the historical volatility over the expected term of the option.

        Our expected term represents the period of time that options granted are expected to be outstanding based on historical option exercise activity and employee post-vesting cancellations within the valuation model. Separate groups of employees with differing historical exercise behavior were segregated for valuation purposes. The weighted-average expected term for all employee groups is presented in the table above. Our valuation model assumes that dividends and our share price increase in line with earnings, resulting in a constant dividend yield. The risk-free interest rate for periods during the expected term of the options is based on the yield on a U.S. Treasury zero-coupon bond of comparable duration.

        To the extent that actual outcomes differ from our assumptions, we are not required to true up grant-date fair- value-based expense to final intrinsic values. However, these differences can impact the classification of cash tax benefits realized upon exercise of stock options. Furthermore, historical data has a significant bearing on our forward-looking assumptions. Significant variances between actual and predicted experience could lead to prospective revisions in our assumptions, which could then significantly impact the year-over-year comparability of stock-based compensation expense.

6. UNUSUAL OR INFREQUENT ITEMS

        We have incurred charges or gains that we believe are not indicative of our normal, core operations. As such, we have separately classified these costs as special operating items.

Summary of Special Items

        The table below summarizes special items recorded by program:

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 26, 2010	June 28, 2009	June 26, 2010	June 28, 2009
	(In millions)
Canada
Restructuring, exit and other related costs associated with the Edmonton and Montréal breweries(1)	$0.2	$0.9	$0.9	$3.7
Ontario Retiree Pension incentive(1)	2.0	—	3.2	—
Pension curtailment(2)	—	—	—	5.3
Software abandonment(3)	12.4		12.4
U.K.
Restructuring charge(4)	0.3	1.1	1.2	2.0
Costs associated with Cobra Beer partnership(5)	—	5.7	—	5.7
Other(5)	0.4	—	0.1	—
MCI and Corporate
Gain on change in control agreements for Coors executives(6)	—	(0.6)	—	—
Costs associated with strategic initiatives(7)	0.5	—	0.6	0.6

Total special items	$15.8	$7.1	$18.4	$17.3

(1)
During the second quarters of 2010 and 2009, the Canada segment recognized expenses for restructuring costs associated with employee terminations and impairment of assets at the Montréal and Edmonton breweries. The segment also recognized $3.2 million in special termination benefits in the first half of 2010 related to changes to defined benefit pension plans.

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 26, 2010

6. UNUSUAL OR INFREQUENT ITEMS (Continued)

(2)
In the first half of 2009, the Canada segment recognized a pension curtailment loss and restructuring costs associated with employee terminations at the Montréal brewery driven by MillerCoors' decision to produce Blue Moon products at its breweries in the U.S.

(3)
During the second quarter of 2010, a capital asset write-off was recorded related to abandonment of sales support software, which had been under development, as a result of a change in strategic direction relative to the use of the software.

(4)
During the second quarters and first halves of 2010 and 2009, the U.K. segment recognized employee termination costs related to supply chain restructuring activity and company-wide efforts to increase efficiency in certain finance, information technology and human resource activities by outsourcing portions of those functions.

(5)
During the first half of 2010, the U.K. segment recognized a gain due to the release of an accrual of $0.3 million related to a potential repayment of a government grant. This was offset during the second quarter of 2010 due to $0.4 million of other charges. During the second quarter and first half of 2009, the segment recognized $2.5 million and $3.2 million of costs associated with the Cobra Beer Partnership, Ltd. acquisition and employee severance costs related to individuals not retained subsequent to the acquisition, respectively.

(6)
Special items for the first half of 2009 include costs associated with adjusting to the floor provided on the exercise price of stock options held by former Adolph Coors Company ("Coors") officers who left the Company under change in control agreements following the merger between Coors and Molson, Inc. ("Molson") in 2005 which expired during the first quarter of 2010.

(7)
During the first half of 2010 and 2009, MCI and Corporate recognized costs associated with other strategic initiatives.

        The table below summarizes the activity in the restructuring accruals:

	Severance and other employee- related costs
	Canada	U.K.
	(In millions)
Balance at December 26, 2009	$0.6	$2.3
Charges incurred	—	1.2
Payments made	(0.2)	(2.4)
Foreign currency and other adjustments	—	(0.1)

Balance at June 26, 2010	$0.4	$1.0

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 26, 2010

7. OTHER INCOME AND EXPENSE

        The table below summarizes other income and expense:

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 26, 2010	June 28, 2009	June 26, 2010	June 28, 2009
	(In millions)
Gain (loss) from Foster's swap(1)	$21.9	$(12.9)	$15.0	$(34.3)
(Losses) gains from other foreign exchange and derivative activity	(0.6)	6.6	(2.8)	7.4
Gains (losses) on non-operating leases, net	0.1	(0.8)	(0.1)	(1.0)
Environmental litigation provisions	(0.1)	(1.0)	(0.1)	(1.0)
Equity in income of unconsolidated affiliates, net	—	(3.7)	—	(2.1)
Other, net	0.1	3.5	0.8	4.2

Other income (expense), net	$21.4	$(8.3)	$12.8	$(26.8)

(1)
During the third quarter of 2008, we entered into a cash settled total return swap with Deutsche Bank in order to gain an economic exposure to Foster's Group ("Foster's") (ASX:FGL), a major global brewer. See further discussion in Note 13 "DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES". This amount represents the net gain (loss) recognized on the mark-to-market adjustment on the fair value of the swap.

8. DISCONTINUED OPERATIONS

        In 2006, we sold our entire equity interest in our Brazilian unit, Cervejarias Kaiser Brasil S.A. ("Kaiser") to FEMSA Cerveza S.A. de C.V. ("FEMSA"). The terms of the sale agreement require us to indemnify FEMSA for exposures related to certain tax, civil and labor contingencies arising prior to FEMSA's purchase of Kaiser. In the second quarter of 2010 and 2009, we recognized losses from discontinued operations of $0.6 million and zero, respectively. During the first half of 2010 and of 2009, we recognized a gain of $42.0 million and a loss of $3.9 million, respectively. We recognized a gain of $42.6 million related to our settlement of a portion of our indemnity liabilities to FEMSA during the first quarter of 2010. See further discussion in Note 15 "COMMITMENTS AND CONTINGENCIES."

9. INCOME TAX

        Our effective tax rate for the second quarter of 2010 was approximately 18%. We anticipate that our 2010 full year effective tax rate will be in the range of 14% to 18%. We have lowered our expected range for the full year effective tax rate primarily because of higher expected deductible interest expense and a one-time benefit this year.

        Our tax rate is volatile and may fluctuate with changes in, among other things, the amount and source of income or loss, our ability to utilize foreign tax credits, changes in tax laws, and the movement of liabilities established for uncertain tax positions as statutes of limitations expire or positions are otherwise effectively settled. In addition, any changes to current tax laws in the U.S., U.K. or Canada, may impact our effective tax rate.

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 26, 2010

9. INCOME TAX (Continued)

        As of December 26, 2009, we had $71.5 million of uncertain tax benefits. Since December 26, 2009, uncertain tax benefits increased by $3.3 million. This addition is net of increases due to additional uncertain tax positions and interest accrued for the current year and decreases primarily due to fluctuation in foreign exchange rates, certain tax positions closing or being effectively settled, and payments made to tax authorities with regard to uncertain tax positions during the second quarter of 2010. This results in a total uncertain tax benefit of $74.8 million as of June 26, 2010. Within the next 12 months, the Company expects to recognize approximately $1 to $4 million of income tax expense related to uncertain tax positions.

        We file income tax returns in most of the federal, state, and provincial jurisdictions in the U.S., U.K., and Canada. Tax years through 2007 are closed or have been effectively settled through examination in the U.S and in the U.K. The 2008 tax year is currently under examination in the U.S. and is expected to conclude in 2011. Tax years through 2004 are closed or have been effectively settled through examination in Canada. Tax year 2005 is currently under examination in Canada.

10. EARNINGS PER SHARE ("EPS")

        Basic net income per share was computed using the weighted average number of shares of common stock outstanding during the period. Diluted net income per share includes the additional dilutive effect of our potentially dilutive securities, which include stock options, SOSARs, RSUs, PUs, PSUs and DSUs, calculated using the treasury stock method.

        The following summarizes the effect of dilutive securities on diluted EPS:

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 26, 2010	June 28, 2009	June 26, 2010	June 28, 2009
	(In millions)
Amounts attributable to MCBC
Income from continuing operations, net of tax	$237.8	$187.3	$299.8	$266.9
(Loss) income from discontinued operations, net of tax	(0.6)	—	42.0	(3.9)

Net income attributable to MCBC	$237.2	$187.3	$341.8	$263.0

Weighted average shares for basic EPS	185.7	184.2	185.6	184.0
Effect of dilutive securities:
Options and SOSARs	0.9	0.9	0.9	0.8
RSUs, PUs and DSUs	0.8	0.3	0.7	0.4

Weighted average shares for diluted EPS	187.4	185.4	187.2	185.2

Basic income (loss) per share:
Continuing operations attributable to MCBC	$1.28	$1.02	$1.61	$1.45
Discontinued operations attributable to MCBC	—	—	0.23	(0.02)

Net income attributable to MCBC	$1.28	$1.02	$1.84	$1.43

Diluted income (loss) per share:
Continuing operations attributable to MCBC	$1.27	$1.01	$1.60	$1.44
Discontinued operations attributable to MCBC	—	—	0.23	(0.02)

Net income attributable to MCBC	$1.27	$1.01	$1.83	$1.42

Dividends declared and paid per share	$0.28	$0.24	$0.52	$0.44

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 26, 2010

10. EARNINGS PER SHARE ("EPS") (Continued)

        The following anti-dilutive securities were excluded from the computation of the effect of dilutive securities on earnings per share for the following periods:

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 26, 2010	June 28, 2009	June 26, 2010	June 28, 2009
	(In millions)
Stock options, SOSARs and RSUs(1)	1.3	0.8	1.0	0.9
PUs	—	0.2	—	0.2
Shares issuable upon assumed conversion of the 2.5% Convertible Senior Notes to issue Class B common shares(2)	10.5	10.5	10.5	10.5
Warrants to issue Class B common shares(2)	10.5	10.5	10.5	10.5

	22.3	22.0	22.0	22.1

(1)
Exercise prices exceed the average market price of the common shares or are anti-dilutive due to the impact of the unrecognized compensation cost on the calculation of assumed proceeds in the application of the treasury stock method.

(2)
We issued $575 million of senior convertible notes in June 2007. The impact of a net share settlement of the conversion amount at maturity will begin to dilute earnings per share when our stock price reaches $54.76. The impact of stock that could be issued to settle share obligations we could have under the warrants we issued simultaneously with the convertible notes issuance will begin to dilute earnings per share when our stock price reaches $70.09. The potential receipt of MCBC stock from counterparties under our purchased call options when and if our stock price is between $54.76 and $70.09 would be anti-dilutive and excluded from any calculations of earnings per share.

        We have no outstanding equity share awards that contain non-forfeitable rights to dividends on unvested shares.

11. GOODWILL AND INTANGIBLE ASSETS

        The following summarizes the change in goodwill for the twenty-six weeks ended June 26, 2010 (in millions):

Balance at December 26, 2009	$1,475.0
Foreign currency translation	(32.1)
Other	(0.2)

Balance at June 26, 2010	$1,442.7

        Goodwill was attributed to our reportable segments as follows:

	As of
	June 26, 2010	December 26, 2009
	(In millions)
Canada	$729.1	$720.7
United Kingdom	713.6	754.3

Consolidated	$1,442.7	$1,475.0

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 26, 2010

11. GOODWILL AND INTANGIBLE ASSETS (Continued)

        The following table presents details of our intangible assets, other than goodwill, as of June 26, 2010:

	Useful life	Gross	Accumulated amortization	Net
	(Years)	(In millions)
Intangible assets subject to amortization:
Brands	3 - 40	$284.7	$(141.8)	$142.9
Distribution rights	2 - 23	336.8	(206.6)	130.2
Patents and technology and distribution channels	3 - 10	33.7	(23.1)	10.6
Intangible assets not subject to amortization:
Brands	Indefinite	3,271.5	—	3,271.5
Distribution networks	Indefinite	976.9	—	976.9
Other	Indefinite	15.5	—	15.5

Total		$4,919.1	$(371.5)	$4,547.6

        The following table presents details of our intangible assets, other than goodwill, as of December 26, 2009:

	Useful life	Gross	Accumulated amortization	Net
	(Years)	(In millions)
Intangible assets subject to amortization:
Brands	3 - 40	$293.5	$(140.1)	$153.4
Distribution rights	2 - 23	334.4	(194.3)	140.1
Patents and technology and distribution channels	3 - 10	35.8	(22.4)	13.4
Intangible assets not subject to amortization:
Brands	Indefinite	3,248.8	—	3,248.8
Distribution networks	Indefinite	963.5	—	963.5
Other	Indefinite	15.5	—	15.5

Total		$4,891.5	$(356.8)	$4,534.7

        The changes in the gross carrying amounts of intangibles from December 26, 2009, to June 26, 2010, are due to the impact of foreign exchange rates, as a significant amount of intangibles are denominated in foreign currencies.

        Based on foreign exchange rates as of June 26, 2010, the following is our estimated amortization expense related to intangible assets for the next five years:

Amount
(In millions)
2010—remaining	$21.9
2011	$42.5
2012	$30.5
2013	$30.0
2014	$30.0

        Amortization expense of intangible assets was $11.0 million and $22.0 million for the thirteen and twenty-six weeks ended June 26, 2010, respectively and $9.7 and $19.0 million for the thirteen and twenty-six weeks ended June 28, 2009, respectively.

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 26, 2010

11. GOODWILL AND INTANGIBLE ASSETS (Continued)

        We are required to perform goodwill and indefinite-lived intangible asset impairment tests on at least an annual basis and more frequently in certain circumstances. We perform the required impairment testing during the third quarter annually. No impairment losses were included in the goodwill balances as of June 26, 2010 or December 26, 2009.

12. DEBT

        The table below summarizes total debt:

	As of
	June 26, 2010	December 26, 2009
	(In millions)
Senior notes:
U.S. $300 million 4.85% due 2010	$300.0	$300.0
U.S. $850 million 6.375% due 2012	44.6	44.6
CAD $900 million 5.0% due 2015	869.2	857.2
U.S. $575 million convertible debt 2.5% due 2013(1)	575.0	575.0
Less: unamortized debt discounts and other(2)	(55.5)	(63.8)

Total long-term debt (including current portion)	1,733.3	1,713.0
Less: current portion of long-term debt	(300.0)	(300.3)

Total long-term debt	$1,433.3	$1,412.7

Total fair value	$1,920.6	$1,913.6

(1)
The original conversion price for each $1,000 aggregate principal amount of notes was $54.76 per share of our Class B common stock, which represented a 25% premium above the stock price on the day of issuance of the notes and corresponded to the initial conversion ratio of 18.263 shares per each $1,000 aggregate principal amount of notes. The conversion ratio and conversion price are subject to adjustments for certain events and provisions, as defined in the indenture. As a result of Class B common stock dividends paid, during this quarter we provided notice to the Trustee that the conversion price and conversion ratio associated with the notes would be adjusted to $54.01 and 18.5154 shares, respectively, effective August 26, 2010. Currently, the convertible debt's if-converted value does not exceed the principal.

(2)
During the thirteen weeks ended June 26, 2010, and June 28, 2009, we incurred additional non-cash interest expense of $4.2 million and $4.1 million, respectively. For the twenty-six weeks ended June 26, 2010, and June 28, 2009, the amounts were $8.4 million and $8.1 million, respectively. We also incurred interest expense related to the 2.5% coupon rate on the convertible debt of $3.6 million for both thirteen week periods ended June 26, 2010, and June 28, 2009. For the twenty-six weeks ended June 26, 2010, and June 28, 2009 the amount was $7.2 million for both periods. The combination of non-cash and cash interest resulted in an effective interest rate of 6.00% and 6.09% for the thirteen weeks ended June 26, 2010, and June 28, 2009, respectively. The effective interest rates for the twenty-six weeks ended June 26, 2010, and June 28, 2009 were 6.00% and 5.89%, respectively. As of June 26, 2010, and December 26, 2009, paid in capital in the equity section of our balance sheet includes $103.9 million, ($64.2 million net of tax), representing the equity component of the convertible debt. Further, as of June 26, 2010, and December 26, 2009, $54.9 million and $63.2 million respectively of the unamortized debt discount and other balance relates to our $575 million convertible debt. The

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 26, 2010

12. DEBT (Continued)

  unamortized discount will continue to amortize through 2013 resulting in non-cash interest expense of approximately $16 million to $18 million annually, thereby increasing the carrying value of the convertible debt to its $575 million face value at maturity in July 2013. The remaining $0.6 million as of quarter-end and year-end, respectively, relates to unamortized debt premiums, discounts, and other on the additional debt balances.

13. DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

        Our risk management and derivative accounting policies and strategies are presented in our Annual Report and did not significantly change during the first half of 2010.

Derivative Fair Value Measurements

        We utilize market approaches to estimate the fair value of our derivative instruments by discounting anticipated future cash flows derived from the derivative's contractual terms and observable market interest, foreign exchange and commodity rates. The fair values of our derivatives also include credit risk adjustments to account for our counterparties' credit risk, as well as MCBC's own non-performance risk. As of June 26, 2010 and December 26, 2009 these adjustments resulted in deferred net gains in accumulated other comprehensive income ("AOCI") of $4.8 million and $3.3 million, respectively, as the fair value of our derivatives were in net liability positions at both period ends.

        The table below summarizes our derivative assets and liabilities that were measured at fair value as of June 26, 2010 and December 26, 2009.

		Fair Value Measurements at June 26, 2010 Using
	Total carrying value at June 26, 2010	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
	(In millions)
Cross currency swaps	$(423.9)	$—	$(423.9)	$—
Forward starting interest rate swaps	(0.3)	—	(0.3)	—
Foreign currency forwards	(8.3)	—	(8.3)	—
Commodity swaps	0.4	—	0.4	—
Total return swaps	13.0	—	13.0	—

Total	$(419.1)	$—	$(419.1)	$—

		Fair Value Measurements at December 26, 2009 Using
	Total carrying value at December 26, 2009
		Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
	(In millions)
Cross currency swaps	$(413.0)	$—	$(413.0)	$—
Forward starting interest rate swaps	6.3	—	6.3	—
Foreign currency forwards	(8.5)	—	(8.5)	—
Commodity swaps	(0.9)	—	(0.9)	—
Total return swaps	(1.8)	—	(1.8)	—

Total	$(417.9)	$—	$(417.9)	$—

        During the period we had no significant transfers in or out of Level 1, 2 or 3. New derivative contracts transacted during the quarter are all included in Level 2.

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 26, 2010

13. DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES (Continued)

Results of Derivative Activity

        The tables below include the year to date results of our derivative activity in the Condensed Consolidated Balance Sheet as of June 26, 2010, and December 26, 2009, and the Condensed Consolidated Statement of Operations for the thirteen and twenty-six weeks ended June 26, 2010, and June 28, 2009.

Fair Value of Derivative Instruments in the Condensed Consolidated Balance Sheet (in millions)

	As of June 26, 2010
		Asset derivatives
				Liability derivatives
	Notional amount	Balance sheet location	Fair value
				Balance sheet location	Fair value
Derivatives designated as hedging instruments:
Cross currency swaps	USD 1,896.7	Other current assets	$—	Accrued expenses	$(52.7)
		Other assets	—	Long term derivative liability	(371.2)
Forward starting interest rate swaps	USD 193.1	Other current assets	0.1	Accrued expenses	(0.4)
Foreign currency forwards	USD 367.3	Other current assets	3.0	Accrued expenses	(7.3)
		Other assets	1.1	Long term derivative liability	(5.1)
Commodity swaps	Gigajoules 2.0	Other current assets	1.0	Accrued expenses	(0.8)
		Other assets	0.3	Long term derivative liability	(0.1)

Total derivatives designated as hedging instruments			$5.5		$(437.6)

Derivatives not designated as hedging instruments:
Total return swaps	AUD 496.5	Other current assets	$13.6	Accrued expenses	$(0.6)

Total derivatives not designated as hedging instruments			$13.6		$(0.6)

	As of December 26, 2009
		Asset derivatives
				Liability derivatives
		Balance sheet location	Fair value
	Notional amount			Balance sheet location	Fair value
Derivatives designated as hedging instruments:
Cross currency swaps	USD 1,992.4	Other current assets	$—	Accrued expenses	$(46.9)
		Other assets	—	Long term derivative liability	(366.1)
Forward starting interest rate swaps	USD 190.5	Other current assets	6.3	Accrued expenses	—
Foreign currency forwards	USD 339.3	Other current assets	4.6	Accrued expenses	(6.1)
		Other assets	1.1	Long term derivative liability	(8.1)
Commodity swaps	Gigajoules 1.2	Other current assets	—	Accrued expenses	(0.9)

Total derivatives designated as hedging instruments			$12.0		$(428.1)

Derivatives not designated as hedging instruments:
Total return swaps	AUD 496.5	Other current assets	$—	Accrued expenses	$(1.8)

Total derivatives not designated as hedging instruments			$—		$(1.8)

        MCBC allocates the current and non-current portion of each contract to the corresponding derivative account above.

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 26, 2010

13. DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES (Continued)

The Effect of Derivative Instruments on the Condensed Consolidated Statement of Operations (in millions)

  Cash Flow Hedges

For the Thirteen Weeks Ended June 26, 2010
Derivatives in cash flow hedge relationships	Amount of gain (loss) recognized in OCI on derivative (effective portion)	Location of gain (loss) reclassified from AOCI into income (effective portion)	Amount of gain (loss) recognized from AOCI on derivative (effective portion)	Location of gain (loss) recognized in income on derivative (ineffective portion and amount excluded from effectiveness testing)	Amount of gain (loss) recognized in income on derivative (ineffective portion and amount excluded from effectiveness testing)
Cross currency swaps(1)	$1.9	Other income (expense), net	$9.9	Other income (expense), net	$—
		Interest expense, net	(3.3)	Interest expense, net	—
Forward starting interest rate swaps	(4.5)	Interest expense, net	—	Interest expense, net	—
Foreign currency forwards	4.8	Other income (expense), net	(1.1)	Other income (expense), net	—
		Cost of goods sold	(0.3)	Cost of goods sold	—
		Marketing, general and administrative expenses	0.1	Marketing, general and administrative expenses	—
Commodity swaps	2.7	Cost of goods sold	(0.7)	Cost of goods sold	—

Total	$4.9		$4.6		$—

For the Thirteen Weeks Ended June 28, 2009
Derivatives in cash flow hedge relationships	Amount of gain (loss) recognized in OCI on derivative (effective portion)	Location of gain (loss) reclassified from AOCI into income (effective portion)	Amount of gain (loss) recognized from AOCI on derivative (effective portion)	Location of gain (loss) recognized in income on derivative (ineffective portion and amount excluded from effectiveness testing)	Amount of gain (loss) recognized in income on derivative (ineffective portion and amount excluded from effectiveness testing)
Cross currency swaps(1)	$2.7	Other income (expense), net	$(140.3)	Other income (expense), net	$—
		Interest expense, net	(1.1)	Interest expense, net	—
Forward starting interest rate swaps	5.8	Interest expense, net	—	Interest expense, net	—
Foreign currency forwards	(29.9)	Other income (expense), net	2.5	Other income (expense), net	—
		Cost of goods sold	5.2	Cost of goods sold	—
		Marketing, general and administrative expenses	(0.1)	Marketing, general and administrative expenses	—
Commodity swaps	1.0	Cost of goods sold	(1.0)	Cost of goods sold	—

Total	$(20.4)		$(134.8)		$—

For the Twenty-Six Weeks Ended June 26, 2010
Derivatives in cash flow hedge relationships	Amount of gain (loss) recognized in OCI on derivative (effective portion)	Location of gain (loss) reclassified from AOCI into income (effective portion)	Amount of gain (loss) recognized from AOCI on derivative (effective portion)	Location of gain (loss) recognized in income on derivative (ineffective portion and amount excluded from effectiveness testing)	Amount of gain (loss) recognized in income on derivative (ineffective portion and amount excluded from effectiveness testing)
Cross currency swaps(1)	$10.2	Other income (expense), net	$(15.3)	Other income (expense), net	$—
		Interest expense, net	(5.9)	Interest expense, net	—
Forward starting interest rate swaps	(6.7)	Interest expense, net	—	Interest expense, net	—
Foreign currency forwards	0.3	Other income (expense), net	(2.4)	Other income (expense), net	—
		Cost of goods sold	(1.0)	Cost of goods sold	—
		Marketing, general and administrative expenses	0.1	Marketing, general and administrative expenses	—
Commodity swaps	1.3	Cost of goods sold	(1.2)	Cost of goods sold	—

Total	$5.1		$(25.7)		$—

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 26, 2010

13. DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES (Continued)

For the Twenty-Six Weeks Ended June 28, 2009
Derivatives in cash flow hedge relationships	Amount of gain (loss) recognized in OCI on derivative (effective portion)	Location of gain (loss) reclassified from AOCI into income (effective portion)	Amount of gain (loss) recognized from AOCI on derivative (effective portion)	Location of gain (loss) recognized in income on derivative (ineffective portion and amount excluded from effectiveness testing)	Amount of gain (loss) recognized in income on derivative (ineffective portion and amount excluded from effectiveness testing)
Cross currency swaps(1)	$(3.2)	Other income (expense), net	$(121.6)	Other income (expense), net	$—
		Interest expense, net	(1.3)	Interest expense, net	—
Forward starting interest rate swaps	5.8	Interest expense, net	—	Interest expense, net	—
Foreign currency forwards	(32.1)	Other income (expense), net	5.2	Other income (expense), net	—
		Cost of goods sold	10.5	Cost of goods sold	—
		Marketing, general and administrative expenses	(0.1)	Marketing, general and administrative expenses	—
Commodity swaps	—	Cost of goods sold	(1.7)	Cost of goods sold	—

Total	$(29.5)		$(109.0)		$—

Note: Amounts recognized in AOCI are gross of taxes.

(1)
The foreign exchange gain (loss) component of these cross currency swaps is offset by the corresponding gain (loss) on the hedged forecasted transactions in Other income (expense), net and Interest expense, net.

        During the period we recorded no significant ineffectiveness related to these cash flow hedges.

  Other Derivatives

        During the second quarter of this year, we amended our total return swap agreements with our counterparty to extend the maturity date by nine months. As such, the current swaps are contracted to settle in 2011.

For the Thirteen Weeks Ended June 26, 2010
Derivatives Not In Hedging Relationship	Location of Gain (Loss) Recognized in Income on Derivative	Amount of Gain (Loss) Recognized in Income on Derivative
Total return swaps	Other income (expense), net	$21.9

		$21.9

For the Thirteen Weeks Ended June 28, 2009
Derivatives Not In Hedging Relationship	Location of Gain (Loss) Recognized in Income on Derivative	Amount of Gain (Loss) Recognized in Income on Derivative
Total return swaps	Other income (expense), net	$(12.9)
Physical commodity contracts	Cost of goods sold	(0.2)

		$(13.1)

For the Twenty-Six Weeks Ended June 26, 2010
Derivatives Not In Hedging Relationship	Location of Gain (Loss) Recognized in Income on Derivative	Amount of Gain (Loss) Recognized in Income on Derivative
Total return swaps	Other income (expense), net	$15.0

		$15.0

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 26, 2010

13. DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES (Continued)

For the Twenty-Six Weeks Ended June 28, 2009
Derivatives Not In Hedging Relationship	Location of Gain (Loss) Recognized in Income on Derivative	Amount of Gain (Loss) Recognized in Income on Derivative
Total return swaps	Other income (expense), net	$(34.3)
Physical commodity contracts	Cost of goods sold	(1.0)

		$(35.3)

14. PENSION AND OTHER POSTRETIREMENT BENEFITS

        We sponsor defined benefit retirement plans in Canada, the U.K. and the U.S. Additionally, we offer other postretirement benefits to the majority of our Canadian and U.S. employees. The net periodic pension costs under retirement plans and other postretirement benefits were as follows:

	Thirteen Weeks Ended June 26, 2010
	Canada plans	U.S. plans	U.K. plan	Consolidated
	(In millions)
Defined Benefit Plans
Service cost	$4.4	$—	$—	$4.4
Interest cost	18.0	0.1	28.0	46.1
Expected return on plan assets	(17.6)	—	(26.5)	(44.1)
Amortization of prior service cost	0.2	—	—	0.2
Amortization of net actuarial loss	0.3	—	3.0	3.3
Less expected participant contributions	(0.5)	—	—	(0.5)
Special termination benefits	1.8	—	—	1.8

Net periodic pension cost	$6.6	$0.1	$4.5	$11.2

Other Postretirement Benefits
Service cost—benefits earned during the period	$0.6	$—	$—	$0.6
Interest cost on projected benefit obligation	2.4	—	—	2.4
Amortization of prior service benefit	(0.9)	—	—	(0.9)

Net periodic postretirement benefit cost	$2.1	$—	$—	$2.1

	Thirteen Weeks Ended June 28, 2009
	Canada plans	U.S. plans	U.K. plan	Consolidated
	(In millions)
Defined Benefit Plans
Service cost	$3.3	$—	$1.1	$4.4
Interest cost	15.8	0.1	26.5	42.4
Expected return on plan assets	(15.5)	—	(30.1)	(45.6)
Amortization of prior service cost	0.1	—	—	0.1
Amortization of net actuarial loss	—	0.2	—	0.2
Less expected participant contributions	(0.5)	—	(0.1)	(0.6)

Net periodic pension cost (benefit)	$3.2	$0.3	$(2.6)	$0.9

Other Postretirement Benefits
Service cost—benefits earned during the period	$0.5	$—	$—	$0.5
Interest cost on projected benefit obligation	2.1	—	—	2.1
Amortization of prior service benefit	(0.6)	—	—	(0.6)
Amortization of net actuarial gain	(0.2)	—	—	(0.2)

Net periodic postretirement benefit cost	$1.8	$—	$—	$1.8

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 26, 2010

14. PENSION AND OTHER POSTRETIREMENT BENEFITS (Continued)

	Twenty-Six Weeks Ended June 26, 2010
	Canada plans	U.S. plans	U.K. plan	Consolidated
	(In millions)
Defined Benefit Plans
Service cost	$8.7	$—	$—	$8.7
Interest cost	35.8	0.2	57.4	93.4
Expected return on plan assets	(35.0)	—	(54.3)	(89.3)
Amortization of prior service cost	0.4	—	—	0.4
Amortization of net actuarial loss	0.6	—	6.1	6.7
Less expected participant contributions	(1.0)	—	—	(1.0)
Special termination benefits	1.8	—	—	1.8

Net periodic pension cost	$11.3	$0.2	$9.2	$20.7

Other Postretirement Benefits
Service cost—benefits earned during the period	$1.2	$—	$—	$1.2
Interest cost on projected benefit obligation	4.7	—	—	4.7
Amortization of prior service benefit	(1.8)	—	—	(1.8)

Net periodic postretirement benefit cost	$4.1	$—	$—	$4.1

	Twenty-Six Weeks Ended June 28, 2009
	Canada plans	U.S. plans	U.K. plan	Consolidated
	(In millions)
Defined Benefit Plans
Service cost	$7.8	$—	$2.2	$10.0
Interest cost	35.4	0.2	51.2	86.8
Expected return on plan assets	(34.6)	—	(58.2)	(92.8)
Amortization of prior service cost	0.5	—	—	0.5
Amortization of net actuarial loss	0.1	0.4	—	0.5
Curtailment loss	5.3			5.3
Less expected participant contributions	(0.9)	—	(0.2)	(1.1)

Net periodic pension cost (benefit)	$13.6	$0.6	$(5.0)	$9.2

Other Postretirement Benefits
Service cost—benefits earned during the period	$1.7	$—	$—	$1.7
Interest cost on projected benefit obligation	4.8	0.1	—	4.9
Amortization of prior service benefit	(1.0)	—	—	(1.0)
Amortization of net actuarial gain	(0.4)	—	—	(0.4)

Net periodic postretirement benefit cost	$5.1	$0.1	$—	$5.2

        See Note 4 "INVESTMENTS" for a discussion of the deconsolidation of BRI during the first quarter of 2009, which reduced the carrying values of pension and postretirement benefits on the condensed consolidated balance sheet.

        During the second quarter of 2010, employer contributions paid to the defined benefit plans for Canada and the U.K. were $7.7 million and $0.8 million, respectively. For the first half of 2010, the amounts were $19.4 million for Canada and $1.6 million for the U.K. There were no contributions to the U.S. plan in the first half. Expected total fiscal year 2010 employer contributions to Canada, U.S. and U.K. defined benefits plans are approximately $45.6 million.

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 26, 2010

15. COMMITMENTS AND CONTINGENCIES

Kaiser and Other Indemnity Obligations

  Kaiser

        As discussed in Note 8 "DISCONTINUED OPERATIONS," we sold our entire equity interest in Kaiser during 2006 to FEMSA. The terms of the sale agreement require us to indemnify FEMSA for certain exposures related to tax, civil and labor contingencies arising prior to FEMSA's purchase of Kaiser.

        Additionally, we provided an indemnity to FEMSA for losses Kaiser may incur with respect to tax claims associated with certain previously utilized purchased tax credits. We generally classify such purchased tax credits into two categories.

        During 2009, FEMSA entered into a Brazilian tax amnesty program which substantially reduced penalties, interest, and attorney's fees owed by Kaiser to the government for the first category of purchased tax credits. In 2009, we provided consent to FEMSA to enter into the amnesty program but had not agreed to an indemnity amount owed to FEMSA related to the indemnity for these tax credits.

        During the first quarter of 2010, we reached a settlement agreement with FEMSA for the entirety of our indemnity obligations corresponding to the principal, penalties, interest and attorney's fees owed by Kaiser for this first category of purchased credits. This favorable settlement involved a cash payment of $96.0 million, and eliminated $284.5 million of maximum potential tax claims of which $131.2 million of indemnity liabilities were accrued on our balance sheet at December 26, 2009. The payment of the settlement agreement was made in the first week of the second quarter of 2010.

        The maximum potential claims amount remaining for the second category of purchased tax credits (which we believe present less risk than the first category), was $248.7 million as of June 26, 2010.

        As of the end of the second quarter, a portion of our indemnity obligations are considered probable losses, recorded as current liabilities in an amount of $9.0 million at June 26, 2010. Including the portion of the liabilities not deemed to be probable ($13.5 million) our total estimate of the indemnity liability associated with the second category of purchased tax credits as of June 26, 2010, was $22.5 million, $12.6 million of which was classified as a current liability and $9.9 million of which was classified as non-current. Our indemnity obligations decreased by $132.1 million during the first half of 2010, primarily as a result of the aforementioned settlement, slightly offset by the impact of foreign exchange.

        Our estimates consider a number of scenarios for the ultimate resolution of these issues, the probabilities of which are influenced not only by legal developments in Brazil but also by management's intentions with regard to various alternatives that could present themselves leading to the ultimate resolution of these issues. The liabilities are impacted by changes in estimates regarding amounts that could be paid, the timing of such payments, adjustments to the probabilities assigned to various scenarios and foreign exchange.

        Additionally, we provided indemnity related to all other tax, civil, and labor contingencies existing as of the date of sale. In this regard, however, FEMSA assumed their full share of all of these contingent liabilities that had been previously recorded and disclosed by us prior to the sale on January 13, 2006. However, we may have to provide indemnity to FEMSA if those contingencies settle at amounts greater than those amounts previously recorded or disclosed by us. We will be able to offset any indemnity exposures in these circumstances with amounts that settle favorably to amounts previously recorded. Our exposure related to these indemnity claims is capped at the amount of the sales price of the 68% equity interest of Kaiser, which was $68.0 million. As a result of these contract provisions, our estimates include not only probability-weighted potential cash outflows associated with indemnity provisions, but also probability-weighted cash inflows that could result from favorable

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 26, 2010

15. COMMITMENTS AND CONTINGENCIES (Continued)

settlements, which could occur through negotiation or settlement programs that could arise from the federal or any of the various state governments in Brazil. The recorded value of the tax, civil, and labor indemnity liability was $9.5 million as of June 26, 2010, which is classified as non-current.

        Future settlement procedures and related negotiation activities associated with these contingencies are largely outside of our control. The sale agreement requires annual cash settlements relating to the tax, civil, and labor indemnities. Indemnity obligations related to purchased tax credits must be settled upon notification of FEMSA's settlement. Due to the uncertainty involved with the ultimate outcome and timing of these contingencies, significant adjustments to the carrying values of the indemnity obligations have been recorded to date, and additional future adjustments may be required. These liabilities are denominated in Brazilian Reals and have been stated at present value and will, therefore, be subject in the future to foreign exchange gains or losses and to accretion cost, both of which will be recognized in the discontinued operations section of the statement of operations.

        The table below provides a summary of reserves associated with the Kaiser indemnity obligations from December 26, 2009, through June 26, 2010:

	Indemnity Obligations
	Purchased tax credits indemnity reserve	Tax, civil and labor indemnity reserve	Total indemnity reserves
	(In millions)
Balance at December 26, 2009	$154.6	$9.5	$164.1
Changes in estimates	(32.3)	—	(32.3)
Cash Settlement	(96.0)	—	(96.0)
Foreign exchange transaction impact	(3.8)	—	(3.8)

Balance at June 26, 2010	$22.5	$9.5	$32.0

Guarantees

        MCBC guarantees indebtedness and other obligations to banks and other third parties for some of its equity investments and consolidated subsidiaries. Other liabilities in the accompanying Condensed Consolidated Balance Sheets include $100.7 million and $99.2 million as of June 26, 2010, and December 26, 2009, respectively, related to such guarantees.

Litigation and Other Disputes

        In 1999, Molson entered into an agreement for the distribution of Molson products in Brazil. In 2000, before commencing the distribution business, Molson terminated the distribution agreement and paid the distributor $150,000 in settlement. The distributor then sued Molson to set aside the settlement and to seek additional compensation. The Appellate Court of the State of Rio de Janeiro ("Appellate Court") set aside the settlement agreement and determined that Molson was liable to the distributor, with the amount of damages to be determined through subsequent proceedings. An appeal of the liability decision is currently pending before the Brazilian Superior Court of Justice, which granted certiorari during the fourth quarter of fiscal year 2009 and agreed to hear the merits of Molson's appeal. With respect to damages, the case was remanded to a Rio de Janeiro trial court to determine the amount of damages. The trial court retained an expert who provided a report adopting the position of the distributor and recommended damages based on a business plan devised at the outset of the arrangement that was never implemented. Molson challenged the irregularity of the expert process, the impartiality of the expert, as well as the report's specific recommendation. The trial court denied Molson's challenges. Molson filed an appeal before the Appellate Court regarding these

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 26, 2010

15. COMMITMENTS AND CONTINGENCIES (Continued)

procedural irregularities, which was denied during the fourth quarter of fiscal year 2009. Following the trial court's procedural ruling during the third quarter of 2009, that court handed down a decision in the distributor's favor granting the full amount of the lost anticipated profits alleged by the distributor, approximately $42 million, plus attorney's fees and interest. Molson appealed the judgment to the Appellate Court. During the fourth quarter of 2009, the Appellate Court directed the court-retained expert to explain the basis for his damages calculation. During the first quarter of 2010, the Appellate Court granted Molson's appeal and vacated the $42 million judgment. The Appellate Court remanded the proceeding to the trial court and ordered that court to select a different expert. The Appellate Court furthermore directed the trial court to use specific criteria in setting damages, the effect of which should be to substantially reduce the award. Molson sought clarification as to the precise criteria to be used. In late April 2010, the Appellate Court denied Molson's motion for clarification, but limited the accrual of interest in this matter. We will continue to defend this case vigorously, and believe that a material adverse result is not probable.

        In March 2009, BRI, which operates The Beer Store retail outlets in the province of Ontario, Canada, received notice that a legal action would be commenced in the Ontario Superior Court of Justice against it, the Ontario government and the Liquor Control Board of Ontario. BRI is owned by MCBC and two other brewers, and is accounted for by MCBC under the equity method. This action alleges the defendants, including BRI, failed to warn the plaintiffs of the dangers of drinking during pregnancy. The action seeks damages in excess of CAD $750 million. Although notice of the lawsuit was provided in March 2010, the lawsuit has not been formally commenced. The same plaintiffs filed a lawsuit asserting similar claims against the Canadian federal government in the Federal Court of Canada in March 2009. They voluntarily withdrew the lawsuit after the federal government filed a motion to dismiss it for failing to state a claim. If a legal action is commenced against BRI as notified, we are advised that BRI will defend the claims vigorously.

        We are involved in other disputes and legal actions arising in the ordinary course of our business. While it is not feasible to predict or determine the outcome of these proceedings, in our opinion, based on a review with legal counsel, none of these disputes and legal actions is expected to have a material impact on our consolidated financial position, results of operations or cash flows. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

Environmental

        When we determine that it is probable that a liability for environmental matters or other legal actions exists and the amount of the loss is reasonably estimable, an estimate of the future costs are recorded as a liability in the financial statements. Costs that extend the life, increase the capacity or improve the safety or efficiency of Company-owned assets or are incurred to mitigate or prevent future environmental contamination may be capitalized. Other environmental costs are expensed when incurred.

        From time to time, we have been notified that we are or may be a potentially responsible party ("PRP") under the Comprehensive Environmental Response, Compensation and Liability Act or similar state laws for the cleanup of sites where hazardous substances have allegedly been released into the environment. We cannot predict with certainty the total costs of cleanup, our share of the total cost, the extent to which contributions will be available from other parties, the amount of time necessary to complete the cleanups or insurance coverage.

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 26, 2010

15. COMMITMENTS AND CONTINGENCIES (Continued)

Lowry

        We are one of a number of entities named by the Environmental Protection Agency ("EPA") as a PRP at the Lowry Superfund site. This landfill is owned by the City and County of Denver ("Denver") and is managed by Waste Management of Colorado, Inc. ("Waste Management"). In 1990, we recorded a pretax charge of $30 million, a portion of which was put into a trust in 1993 as part of a settlement with Denver and Waste Management regarding the then-outstanding litigation. Our settlement was based on an assumed remediation cost of $120 million (in 1992 adjusted dollars). We are obligated to pay a portion of future costs, if any, in excess of that amount.

        Waste Management provides us with updated annual cost estimates through 2032. We reviewed these cost estimates in the assessment of our accrual related to this issue. We use certain assumptions that differ from Waste Management's estimates to assess our expected liability. Our expected liability (based on the $120 million threshold being met) is based on our best estimates available.

        The assumptions used are as follows:

  •
  trust management costs are included in projections with regard to the $120 million threshold, but are expensed only as incurred;

  •
  income taxes, which we believe are not an included cost, are excluded from projections with regard to the $120 million threshold;

  •
  a 2.5% inflation rate for future costs; and

  •
  certain operations and maintenance costs were discounted using a 4.60% risk-free rate of return.

        Based on these assumptions, the present value and gross amount of the costs at June 26, 2010, are approximately $3.2 million and $5.3 million, respectively. Accordingly, we believe that the existing liability is adequate as of June 26, 2010. We did not assume any future recoveries from insurance companies in the estimate of our liability, and none are expected.

        Considering the estimates extend through the year 2032 and the related uncertainties at the site, including what additional remedial actions may be required by the EPA, new technologies and what costs are included in the determination of when the $120 million threshold is reached the estimate of our liability may change as further facts develop. We cannot predict the amount of any such change, but additional accruals in the future are possible.

        In April 2009, we received a written notice relating to the Lowry site, that the State of Colorado intends to seek compensation from MCBC and other parties to recover for natural resources damages. The State of Colorado has informally asserted total damages of up to $10 million. However, the Company is potentially liable for only a portion of those damages. The State and the top responsible parties have reached a settlement regarding this matter. The appropriate documents have been filed and we are awaiting court approval.

Other

        In October 2006 we were notified by the EPA that we are a PRP, along with approximately 60 other parties, at the Cooper Drum site in southern California. Certain of Molson's former non-beer business operations, which were discontinued and sold in the mid-1990s prior to the merger with Coors, were involved at this site. We responded to the EPA with information regarding our past involvement with the site. We have accrued $0.2 million, which represents our estimable loss at this time. Potential losses associated with the Cooper Drum site could increase as remediation planning progresses.

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 26, 2010

15. COMMITMENTS AND CONTINGENCIES (Continued)

        During the third quarter of 2008 we were notified by the EPA that we are a PRP, along with others, at the East Rutherford and Berry's Creek sites in New Jersey. Certain of Molson's former non-beer business operations, which were discontinued and sold in the mid-1990s, were involved at this site. We have accrued $4.5 million, which represents our estimable loss at this time. Potential losses associated with the Berry's Creek site could increase as remediation planning progresses.

        While we cannot predict the eventual aggregate cost for environmental and related matters in which we are currently involved, we believe that any payments, if required, for these matters would be made over a period of time in amounts that would not be material in any one year to our operating results, cash flows or our financial or competitive position. We believe adequate reserves have been provided for losses that are probable and estimable.

        We are aware of groundwater contamination at some of our properties in Colorado resulting from historical, ongoing, or nearby activities. There may also be other contamination of which we are currently unaware.

16. COMPREHENSIVE INCOME (LOSS)

        The following summarizes the components of comprehensive income (loss):

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 26, 2010	June 28, 2009	June 26, 2010	June 28, 2009
	(In millions)
Net income	$238.3	$187.8	$343.7	$264.0

Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments, net of tax	(20.9)	440.0	(31.7)	375.3
Amortization of net prior service costs and net actuarial losses, net of tax	0.8	(0.6)	2.6	11.9
Unrealized gain (loss) on derivative instruments, net of tax	1.0	(9.5)	(0.2)	(1.3)
Reclassification adjustment on derivative instruments, net of tax	1.7	(5.4)	3.1	(19.9)
Ownership share of unconsolidated subsidiaries' other comprehensive (loss) income, net of tax(1)	(17.7)	21.7	(10.3)	17.9

Total other comprehensive (loss) income, net of tax	(35.1)	446.2	(36.5)	383.9

Comprehensive income	203.2	634.0	307.2	647.9
Less: Comprehensive income attributable to the noncontrolling interest	(1.1)	(0.5)	(1.9)	(1.0)

Comprehensive income attributable to MCBC	$202.1	$633.5	$305.3	$646.9

(1)
Consisting of unrealized gains and losses on derivative instruments, and changes to pension liabilities related to our proportional share of our unconsolidated subsidiaries, reported net of our effective tax rate.

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 26, 2010

17. SUPPLEMENTAL GUARANTOR INFORMATION

        MCBC ("Parent Guarantor and 2007 Issuer") issued $575.0 million of 2.5% Convertible Senior Notes due July 30, 2013, in a registered offering on June 15, 2007. The convertible notes are guaranteed on a senior unsecured basis by CBC ("2002 Issuer"), Molson Coors International, LP and Molson Coors Capital Finance ULC (together the "2005 Issuers") and certain significant subsidiaries ("Subsidiary Guarantors").

        On May 7, 2002, the 2002 Issuer completed a public offering of $850.0 million principal amount of 6.375% Senior notes due 2012. During the first quarter of 2008, $180.4 million of the Senior notes was extinguished by using existing cash resources. During the third quarter of 2007, $625.0 million of the Senior notes was extinguished by the proceeds received from the 2.5% Convertible Senior Notes issued June 15, 2007 and cash on hand. The remaining outstanding Senior notes are guaranteed on a senior and unsecured basis by the Parent Guarantor and 2007 Issuer, 2005 Issuers and Subsidiary Guarantors. The guarantees are full and unconditional and joint and several.

        On September 22, 2005, the 2005 Issuers completed a public offering of USD $1.1 billion principal amount of Senior notes composed of USD $300 million 4.85% notes due 2010 and CAD $900.0 million 5.00% notes due 2015. The notes were issued with registration rights and are guaranteed on a senior and unsecured basis by Parent Guarantor and 2007 Issuer, 2002 Issuer and Subsidiary Guarantors. The guarantees are full and unconditional and joint and several. Funds necessary to meet the 2005 Issuers' debt service obligations are provided in large part by distributions or advances from MCBC's other subsidiaries. Under certain circumstances, contractual and legal restrictions, as well as our financial condition and operating requirements, could limit the 2005 Issuers' ability to obtain cash for the purpose of meeting its debt service obligation, including the payment of principal and interest on the notes.

        On June 30, 2008, Molson Canada 2005, an indirect wholly owned subsidiary of MCBC, guaranteed the obligations of MCBC under the credit facility dated as of March 2, 2005. As a result of such guarantee, Molson Canada 2005 became a guarantor under the following (i) the indenture related to the Senior notes dated as of May 7, 2002 and as supplemented; (ii) the indenture related to the Senior notes dated September 22, 2005 and as supplemented; and (iii) the indenture related to the Senior convertible notes dated June 15, 2007 and as supplemented. This change was effective for our 2008 third quarter and was reflected accordingly with the appropriate reclassifications to the prior period condensed consolidated financial statements.

        We revised our presentation of the supplemental guarantor information to separately present the impact of intercompany activity for the 2002 Issuer, the 2005 Issuer and the 2007 Issuer, Subsidiary Guarantor and Subsidiary Non-Guarantor categories. As such, our current period consolidating financial statements for all periods reflect the revised presentation, with the most significant change being the gross presentation of our intercompany notes receivable and payable amongst affiliates and the related impacts on the statements of operations and cash flows. Intercompany notes receivable, which were previously included as a component of equity, continue to be presented as a component of equity (contra-equity) based on the nature of the notes, anticipated repayments and the consideration of the inherent control associated with the relationships of the entities, while the intercompany notes payable are now presented as a liability. We believe that the revised presentation provides greater clarity surrounding the activity between the guarantors and non-guarantors of our third party debt. The revised presentation of the supplemental guarantor information does not amend or change the respective priority or status of the above-referenced senior notes and convertible notes.

        The following information sets forth Condensed Consolidating Statements of Operations for the thirteen and twenty-six weeks ended June 26, 2010, and June 28, 2009; Condensed Consolidating Balance Sheets as of June 26, 2010, and December 26, 2009; and Condensed Consolidating Statements of Cash Flows for the twenty-six weeks ended June 26, 2010 and June 28, 2009. Investments in

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 26, 2010

17. SUPPLEMENTAL GUARANTOR INFORMATION (Continued)

subsidiaries are accounted for on the equity method; accordingly, entries necessary to consolidate the Parent Guarantor, the Issuers and all of our subsidiaries are reflected in the eliminations column. In the opinion of management, separate complete financial statements of the 2002, 2005 and 2007 Issuers and the Subsidiary Guarantors would not provide additional material information that would be useful in assessing their financial composition.

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
FOR THE THIRTEEN WEEKS ENDED JUNE 26, 2010
(IN MILLIONS)
(UNAUDITED)

	Parent Guarantor and 2007 Issuer	2002 Issuer	2005 Issuers	Subsidiary Guarantors	Subsidiary Non Guarantors	Eliminations	Consolidated
Sales	$2.2	$57.6	$—	$699.1	$582.8	$(59.1)	$1,282.6
Excise taxes	—	—	—	(163.5)	(235.8)	—	(399.3)

Net sales	2.2	57.6	—	535.6	347.0	(59.1)	883.3
Cost of goods sold	—	(13.7)	—	(264.3)	(253.6)	56.8	(474.8)

Gross profit	2.2	43.9	—	271.3	93.4	(2.3)	408.5
Marketing, general and administrative expenses	(29.5)	(7.6)	—	(129.0)	(98.1)	3.0	(261.2)
Special items, net	(0.6)	—	—	(14.5)	(0.7)	—	(15.8)
Equity income (loss) in subsidiaries	235.3	105.2	34.4	(81.6)	129.2	(422.5)	—
Equity income in MillerCoors	—	163.6	—	—	—	—	163.6

Operating income	207.4	305.1	34.4	46.2	123.8	(421.8)	295.1
Interest (expense) income, net	(8.5)	11.8	(31.2)	93.9	(91.2)	(0.2)	(25.4)
Other income (expense), net	21.9	(0.1)	—	0.6	(1.0)	—	21.4

Income from continuing operations before income taxes	220.8	316.8	3.2	140.7	31.6	(422.0)	291.1
Income tax benefit (expense)	16.4	(81.8)	46.4	(35.5)	2.3	—	(52.2)

Income from continuing operations	237.2	235.0	49.6	105.2	33.9	(422.0)	238.9
Loss from discontinued operations, net of tax	—	—	—	—	(0.6)	—	(0.6)

Net income	237.2	235.0	49.6	105.2	33.3	(422.0)	238.3
Less: Net income attributable to noncontrolling interests	—	—	—	—	(1.1)	—	(1.1)

Net income attributable to MCBC	$237.2	$235.0	$49.6	$105.2	$32.2	$(422.0)	$237.2

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 26, 2010

17. SUPPLEMENTAL GUARANTOR INFORMATION (Continued)

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
FOR THE THIRTEEN WEEKS ENDED JUNE 28, 2009
(IN MILLIONS)
(UNAUDITED)

	Parent Guarantor and 2007 Issuer	2002 Issuer	2005 Issuers	Subsidiary Guarantors	Subsidiary Non Guarantors	Eliminations	Consolidated
Sales	$8.5	$52.2	$—	$614.8	$543.6	$(58.7)	$1,160.4
Excise taxes	—	—	—	(143.3)	(218.2)	—	(361.5)

Net sales	8.5	52.2	—	471.5	325.4	(58.7)	798.9
Cost of goods sold	—	(13.0)	—	(233.2)	(236.6)	50.2	(432.6)

Gross profit	8.5	39.2	—	238.3	88.8	(8.5)	366.3
Marketing, general and administrative expenses	(27.1)	(11.0)	—	(108.4)	(92.3)	8.8	(230.0)
Special items, net	0.6	—	—	(0.9)	(6.8)		(7.1)
Equity income (loss) in subsidiaries	253.3	(153.1)	74.3	(320.8)	130.5	15.8	—
Equity income in MillerCoors	—	134.1	—	—	—	—	134.1

Operating income (loss)	235.3	9.2	74.3	(191.8)	120.2	16.1	263.3
Interest (expense) income, net	(8.1)	12.3	(35.4)	47.9	(36.5)	(0.1)	(19.9)
Other (expense) income, net	(12.1)	5.7	—	1.2	(3.1)	—	(8.3)

Income (loss) from continuing operations before income taxes	215.1	27.2	38.9	(142.7)	80.6	16.0	235.1
Income tax (expense) benefit	(27.8)	157.4	(115.6)	70.7	(132.0)	—	(47.3)

Income (loss) from continuing operations	187.3	184.6	(76.7)	(72.0)	(51.4)	16.0	187.8
Loss from discontinued operations, net of tax	—	—	—	—	—	—	—

Net income (loss)	187.3	184.6	(76.7)	(72.0)	(51.4)	16.0	187.8
Less: Net income attributable to noncontrolling interests	—	—	—	—	(0.5)	—	(0.5)

Net income (loss) attributable to MCBC	$187.3	$184.6	$(76.7)	$(72.0)	$(51.9)	$16.0	$187.3

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 26, 2010

17. SUPPLEMENTAL GUARANTOR INFORMATION (Continued)

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
FOR THE TWENTY-SIX WEEKS ENDED JUNE 26, 2010
(IN MILLIONS)
(UNAUDITED)

	Parent Guarantor and 2007 Issuer	2002 Issuer	2005 Issuers	Subsidiary Guarantors	Subsidiary Non Guarantors	Eliminations	Consolidated
Sales	$8.7	$97.8	$—	$1,200.8	$1,027.2	$(104.9)	$2,229.6
Excise taxes	—	—	—	(281.6)	(403.7)	—	(685.3)

Net sales	8.7	97.8	—	919.2	623.5	(104.9)	1,544.3
Cost of goods sold	—	(24.7)	—	(483.6)	(466.9)	96.0	(879.2)

Gross profit	8.7	73.1	—	435.6	156.6	(8.9)	665.1
Marketing, general and administrative expenses	(61.5)	(17.7)	—	(240.0)	(189.5)	10.0	(498.7)
Special items, net	(0.7)	—	—	(3.0)	(14.7)	—	(18.4)
Equity income (loss) in subsidiaries	374.9	134.7	42.4	(179.8)	193.7	(565.9)	—
Equity income in MillerCoors	—	254.6	—	—	—	—	254.6

Operating income	321.4	444.7	42.4	12.8	146.1	(564.8)	402.6
Interest (expense) income, net	(16.7)	24.5	(36.5)	157.7	(178.7)	(0.1)	(49.8)
Other income (expense), net	20.0	(1.6)	(0.1)	0.6	(6.1)	—	12.8

Income (loss) from continuing operations before income taxes	324.7	467.6	5.8	171.1	(38.7)	(564.9)	365.6
Income tax benefit (expense)	17.1	(93.8)	35.7	(32.9)	10.0	—	(63.9)

Income (loss) from continuing operations	341.8	373.8	41.5	138.2	(28.7)	(564.9)	301.7
Income from discontinued operations, net of tax	—	—	—	—	42.0	—	42.0

Net income	341.8	373.8	41.5	138.2	13.3	(564.9)	343.7
Less: Net income attributable to noncontrolling interests	—	—	—	—	(1.9)	—	(1.9)

Net income attributable to MCBC	$341.8	$373.8	$41.5	$138.2	$11.4	$(564.9)	$341.8

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 26, 2010

17. SUPPLEMENTAL GUARANTOR INFORMATION (Continued)

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
FOR THE TWENTY-SIX WEEKS ENDED JUNE 28, 2009
(IN MILLIONS)
(UNAUDITED)

	Parent Guarantor and 2007 Issuer	2002 Issuer	2005 Issuers	Subsidiary Guarantors	Subsidiary Non Guarantors	Eliminations	Consolidated
Sales	$13.0	$91.8	$—	$1,036.5	$943.0	$(99.7)	$1,984.6
Excise taxes	—	—	—	(240.4)	(386.3)	—	(626.7)

Net sales	13.0	91.8	—	796.1	556.7	(99.7)	1,357.9
Cost of goods sold	—	(25.6)	—	(422.5)	(417.4)	86.8	(778.7)

Gross profit	13.0	66.2	—	373.6	139.3	(12.9)	579.2
Marketing, general and administrative expenses	(42.9)	(24.2)	—	(194.6)	(164.3)	13.4	(412.6)
Special items, net	(0.6)	—	—	(9.0)	(7.7)	—	(17.3)
Equity income (loss) in subsidiaries	351.6	15.8	73.0	(240.2)	170.6	(370.8)	—
Equity income in MillerCoors	—	231.2	—	—	—	—	231.2

Operating income (loss)	321.1	289.0	73.0	(70.2)	137.9	(370.3)	380.5
Interest (expense) income, net	(16.3)	24.3	(77.7)	99.4	(69.3)	(0.2)	(39.8)
Other (expense) income, net	(30.3)	8.2	—	1.0	(5.7)	—	(26.8)

Income (loss) from continuing operations before income taxes	274.5	321.5	(4.7)	30.2	62.9	(370.5)	313.9
Income tax (expense) benefit	(11.5)	(14.0)	(70.7)	41.3	8.9	—	(46.0)

Income (loss) from continuing operations	263.0	307.5	(75.4)	71.5	71.8	(370.5)	267.9
Loss from discontinued operations, net of tax	—	—	—	—	(3.9)	—	(3.9)

Net income (loss)	263.0	307.5	(75.4)	71.5	67.9	(370.5)	264.0
Less: Net income attributable to noncontrolling interests	—	—	—	—	(1.0)	—	(1.0)

Net income (loss) attributable to MCBC	$263.0	$307.5	$(75.4)	$71.5	$66.9	$(370.5)	$263.0

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 26, 2010

17. SUPPLEMENTAL GUARANTOR INFORMATION (Continued)

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATING BALANCE SHEETS
AS OF JUNE 26, 2010
(IN MILLIONS)
(UNAUDITED)

	Parent Guarantor and 2007 Issuer	2002 Issuer	2005 Issuers	Subsidiary Guarantors	Subsidiary Non Guarantors	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$473.4	$—	$0.1	$134.5	$190.6	$—	$798.6
Accounts receivable, net	—	7.2	—	255.3	347.6	—	610.1
Other receivables, net	8.4	31.3	4.0	30.6	100.1	—	174.4
Total inventories, net	—	—	—	155.0	78.7	—	233.7
Other assets, net	7.1	2.2	—	36.3	59.1	—	104.7
Deferred tax assets	—	—	—	0.4	0.7	(1.1)	—
Discontinued operations	—	—	—	—	2.0	—	2.0
Intercompany receivables	—	684.5	166.0	808.6	—	(1,659.1)	—

Total current assets	488.9	725.2	170.1	1,420.7	778.8	(1,660.2)	1,923.5
Properties, net	34.4	7.2	—	759.5	438.9	—	1,240.0
Goodwill	—	11.4	—	341.3	1,090.0	—	1,442.7
Other intangibles, net	—	41.3	—	4,138.8	367.5	—	4,547.6
Investment in MillerCoors	—	2,652.0	—	—	—	—	2,652.0
Net investment in subsidiaries	7,931.5	3,752.5	2,779.8	—	4,882.8	(19,346.6)	—
Deferred tax assets	115.7	96.7	—	—	40.8	(104.0)	149.2
Other assets	5.8	13.7	3.1	50.4	79.4	—	152.4

Total assets	$8,576.3	$7,300.0	$2,953.0	$6,710.7	$7,678.2	$(21,110.8)	$12,107.4

Liabilities and equity
Current liabilities:
Accounts payable	$4.3	$0.4	$—	$48.1	$125.6	$—	$178.4
Accrued expenses and other liabilities	30.5	11.2	62.6	426.9	362.4	—	893.6
Deferred tax liability	90.0	—	—	—	90.6	(1.1)	179.5
Short-term borrowings and current portion of long-term debt	—	—	300.0	—	—	—	300.0
Discontinued operations					16.3	—	16.3
Intercompany payables	651.0	7.6	235.4	224.3	540.8	(1,659.1)	—

Total current liabilities	775.8	19.2	598.0	699.3	1,135.7	(1,660.2)	1,567.8
Long-term debt	520.1	45.2	868.0	—	—	—	1,433.3
Net investment in subsidiaries	—	—	—	258.3		(258.3)	—
Deferred tax liability	—	102.2	1.9	0.4	441.5	(104.0)	442.0
Other liabilities	7.0	37.2	2.8	698.7	579.7	—	1,325.4
Discontinued operations	—	—	—	—	18.6	—	18.6
Intercompany notes payable	—	—	4,269.2	5,202.1	6,797.7	(16,269.0)	—

Total liabilities	1,302.9	203.8	5,739.9	6,858.8	8,973.2	(18,291.5)	4,787.1
MCBC stockholders' equity	7,275.3	7,941.9	1,621.4	7,767.6	1,788.2	(19,088.3)	7,306.1
Intercompany notes receivable	(1.9)	(845.7)	(4,408.3)	(7,915.7)	(3,097.4)	16,269.0	—

Total stockholders' equity	7,273.4	7,096.2	(2,786.9)	(148.1)	(1,309.2)	(2,819.3)	7,306.1
Noncontrolling interests	—	—	—	—	14.2	—	14.2

Total equity	7,273.4	7,096.2	(2,786.9)	(148.1)	(1,295.0)	(2,819.3)	7,320.3

Total liabilities and equity	$8,576.3	$7,300.0	$2,953.0	$6,710.7	$7,678.2	$(21,110.8)	$12,107.4

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 26, 2010

17. SUPPLEMENTAL GUARANTOR INFORMATION (Continued)

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATING BALANCE SHEETS
AS OF DECEMBER 26, 2009
(IN MILLIONS)
(UNAUDITED)

	Parent Guarantor and 2007 Issuer	2002 Issuer	2005 Issuers	Subsidiary Guarantors	Subsidiary Non Guarantors	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$392.8	$—	$0.1	$175.0	$166.3	$—	$734.2
Accounts receivable, net	3.6	4.1	—	203.3	355.7	—	566.7
Other receivables, net	16.2	27.4	—	20.9	88.6	(2.6)	150.5
Total inventories, net	—	—	—	146.6	89.6	—	236.2
Other assets, net	4.0	1.0	—	35.1	25.2	—	65.3
Deferred tax assets	—	—	—	0.4	0.7	(1.1)	—
Discontinued operations	—	—	—	—	9.9	—	9.9
Intercompany receivables	—	455.7	—	538.8	310.0	(1,304.5)	—

Total current assets	416.6	488.2	0.1	1,120.1	1,046.0	(1,308.2)	1,762.8
Properties, net	35.8	7.3	—	787.1	462.3	—	1,292.5
Goodwill	—	11.4	—	348.9	1,114.7	—	1,475.0
Other intangibles, net	—	44.5	—	4,117.7	372.5	—	4,534.7
Investment in MillerCoors	—	2,613.6	—	—	—	—	2,613.6
Net investment in subsidiaries	7,561.0	3,620.7	3,251.5	3,079.4	4,624.0	(22,136.6)	—
Deferred tax assets	144.6	90.1	—	3.7	43.2	(103.7)	177.9
Other assets	6.4	13.5	4.0	49.8	90.9	—	164.6

Total assets	$8,164.4	$6,889.3	$3,255.6	$9,506.7	$7,753.6	$(23,548.5)	$12,021.1

Liabilities and equity
Current liabilities:
Accounts payable	$5.7	$0.8	$—	$49.1	$154.7	$—	$210.3
Accrued expenses and other liabilities	39.6	14.7	54.8	294.7	343.8	(2.6)	745.0
Deferred tax liability	90.0	—	—	—	78.2	(1.1)	167.1
Short-term borrowings and current portion of long-term debt	—	0.3	300.0	—	—	—	300.3
Discontinued operations	—	—	—	—	158.2	—	158.2
Intercompany payables	431.3	4.1	201.0	391.8	276.3	(1,304.5)	—

Total current liabilities	566.6	19.9	555.8	735.6	1,011.2	(1,308.2)	1,580.9
Long-term debt	511.8	45.0	856.0	—	(0.1)	—	1,412.7
Deferred tax liability	—	102.2	3.3	—	466.2	(103.7)	468.0
Other liabilities	6.4	82.4	2.8	747.3	609.1	—	1,448.0
Discontinued operations	—	—	—	—	18.7	—	18.7
Intercompany notes payable	—	—	2,943.3	4,722.7	3,681.3	(11,347.3)	—

Total liabilities	1,084.8	249.5	4,361.2	6,205.6	5,786.4	(12,759.2)	4,928.3
MCBC stockholders' equity	7,081.2	7,532.3	2,765.8	9,329.2	2,507.7	(22,136.6)	7,079.6
Intercompany notes receivable	(1.6)	(892.5)	(3,871.4)	(6,028.1)	(553.7)	11,347.3	—

Total stockholders' equity	7,079.6	6,639.8	(1,105.6)	3,301.1	1,954.0	(10,789.3)	7,079.6
Noncontrolling interests	—	—	—	—	13.2	—	13.2

Total equity	7,079.6	6,639.8	(1,105.6)	3,301.1	1,967.2	(10,789.3)	7,092.8

Total liabilities and equity	$8,164.4	$6,889.3	$3,255.6	$9,506.7	$7,753.6	$(23,548.5)	$12,021.1

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 26, 2010

17. SUPPLEMENTAL GUARANTOR INFORMATION (Continued)

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
FOR THE TWENTY-SIX WEEKS ENDED JUNE 26, 2010
(IN MILLIONS)
(UNAUDITED)

	Parent Guarantor and 2007 Issuer	2002 Issuer	2005 Issuers	Subsidiary Guarantors	Subsidiary Non Guarantors	Eliminations	Consolidated
Net cash provided by (used in) operating activities	$147.2	$45.5	$(147.1)	$9.0	$449.0	$(108.0)	$395.6

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to properties and intangible assets	(2.4)	—	—	(16.6)	(32.4)	—	(51.4)
Proceeds from sales of properties and							—
intangible assets, net	—	—	—	0.3	1.7	—	2.0
Cash placed in escrow for acquisition	—	—	—	—	(34.2)	—	(34.2)
Payment on discontinued operations	—	—	—	—	(96.0)	—	(96.0)
Investment in MillerCoors	—	(623.7)	—	—	—	—	(623.7)
Return of capital from MillerCoors	—	569.3	—	—	—	—	569.3
Investment in and advances to unconsolidated affiliates	—	—	—	—	(1.6)	—	(1.6)
Trade loan repayments from customers	—	—	—	—	8.3	—	8.3
Trade loans advanced to customers	—	—	—	—	(5.0)	—	(5.0)
Net intercompany investing activity	(43.5)	(0.1)	1,217.5	3,542.1	(1,074.9)	(3,641.1)	—

Net cash (used in) provided by investing activities	(45.9)	(54.5)	1,217.5	3,525.8	(1,234.1)	(3,641.1)	(232.3)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuances of stock under equity compensation plans	7.1	—	—	—	—	—	7.1
Excess tax benefits from share-based compensation	0.6	—	—	—	—	—	0.6
Dividends paid	(85.0)	—	—	—	(12.6)	—	(97.6)
Change in overdraft balances and other	—	—	—	—	(8.1)	—	(8.1)
Net intercompany financing activity	56.6	9.0	(1,070.4)	(3,581.5)	837.2	3,749.1	—

Net cash (used in) provided by financing activities	(20.7)	9.0	(1,070.4)	(3,581.5)	816.5	3,749.1	(98.0)

CASH AND CASH EQUIVALENTS:
Net increase (decrease) in cash and cash equivalents	80.6	—	—	(46.7)	31.4	—	65.3
Effect of foreign exchange rate changes on cash and cash equivalents	—	—	—	6.2	(7.1)	—	(0.9)
Balance at beginning of year	392.8	—	0.1	175.0	166.3	—	734.2

Balance at end of period	$473.4	$—	$0.1	$134.5	$190.6	$—	$798.6

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 26, 2010

17. SUPPLEMENTAL GUARANTOR INFORMATION (Continued)

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
FOR THE TWENTY-SIX WEEKS ENDED JUNE 28, 2009
(IN MILLIONS)
(UNAUDITED)

	Parent Guarantor and 2007 Issuer	2002 Issuer	2005 Issuers	Subsidiary Guarantors	Subsidiary Non Guarantors	Eliminations	Consolidated
Net cash provided by (used in) operating activities	$45.6	$229.2	$(28.4)	$(53.9)	$106.3	$53.7	$352.5

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to properties and intangible assets	(5.1)	—	—	(14.8)	(25.3)	—	(45.2)
Proceeds from sales of properties and intangible assets, net	1.2	—	—	0.4	1.0	—	2.6
Acquisition of business	—	—	—	—	(19.6)	—	(19.6)
Investment in MillerCoors	—	(212.1)	—	—	—	—	(212.1)
Return of capital from MillerCoors	—	92.8	—	—	—	—	92.8
Deconsolidation of Brewers' Retail, Inc.	—	—	—	(26.1)	—	—	(26.1)
Investment in and advances to unconsolidated affiliates	—	—	—	—	(5.3)	—	(5.3)
Trade loan repayments from customers	—	—	—	—	9.6	—	9.6
Trade loans advanced to customers	—	—	—	—	(7.0)	—	(7.0)
Net intercompany investing activity	(22.3)	(106.8)	(21.0)	(10.5)	(154.0)	314.6	—

Net cash used in investing activities	(26.2)	(226.1)	(21.0)	(51.0)	(200.6)	314.6	(210.3)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuances of stock under equity compensation plans	13.4	—	—	—	—	—	13.4
Excess tax benefits from share-based compensation	15.3	—	—	—	—	—	15.3
Dividends paid	(70.7)	—	—	—	(10.7)	—	(81.4)
Payments on long-term debt and capital lease obligations	—	—	—	(0.1)	(0.1)	—	(0.2)
Change in overdraft balances and other	—	—	—	(0.2)	(8.9)	—	(9.1)
Net intercompany financing activity	118.6	(3.5)	49.4	131.7	72.1	(368.3)	—

Net cash provided by (used in) financing activities	76.6	(3.5)	49.4	131.4	52.4	(368.3)	(62.0)

CASH AND CASH EQUIVALENTS:
Net increase (decrease) in cash and cash equivalents	96.0	(0.4)	—	26.5	(41.9)	—	80.2
Effect of foreign exchange rate changes on cash and cash equivalents	—	—	—	(3.4)	3.2	—	(0.2)
Balance at beginning of year	84.9	0.4	0.1	24.1	106.7	—	216.2

Balance at end of period	$180.9	$—	$0.1	$47.2	$68.0	$—	$296.2

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  Exhibit 99.1
  ITEM I. FINANCIAL STATEMENTS
MOLSON COORS BREWING COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (IN MILLIONS, EXCEPT PER SHARE DATA) (UNAUDITED)
MOLSON COORS BREWING COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (IN MILLIONS) (UNAUDITED)
MOLSON COORS BREWING COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (IN MILLIONS) (UNAUDITED)
MOLSON COORS BREWING COMPANY AND SUBSIDIARIES NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 26, 2010
MOLSON COORS BREWING COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS FOR THE THIRTEEN WEEKS ENDED JUNE 26, 2010 (IN MILLIONS) (UNAUDITED)
MOLSON COORS BREWING COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS FOR THE THIRTEEN WEEKS ENDED JUNE 28, 2009 (IN MILLIONS) (UNAUDITED)
MOLSON COORS BREWING COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS FOR THE TWENTY-SIX WEEKS ENDED JUNE 26, 2010 (IN MILLIONS) (UNAUDITED)
MOLSON COORS BREWING COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS FOR THE TWENTY-SIX WEEKS ENDED JUNE 28, 2009 (IN MILLIONS) (UNAUDITED)
MOLSON COORS BREWING COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATING BALANCE SHEETS AS OF JUNE 26, 2010 (IN MILLIONS) (UNAUDITED)
MOLSON COORS BREWING COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATING BALANCE SHEETS AS OF DECEMBER 26, 2009 (IN MILLIONS) (UNAUDITED)
MOLSON COORS BREWING COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS FOR THE TWENTY-SIX WEEKS ENDED JUNE 26, 2010 (IN MILLIONS) (UNAUDITED)
MOLSON COORS BREWING COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS FOR THE TWENTY-SIX WEEKS ENDED JUNE 28, 2009 (IN MILLIONS) (UNAUDITED)